UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2014

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Fiske Place

Oxnard, California, 93033

(Address of Principal Executive Offices) (Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2014, Clean Diesel Technologies, Inc. (the “Company,”) entered into subscription agreements (collectively, the “Subscription Agreement”) with certain investors who agreed to purchase an aggregate of 1,385,000 shares (the “Common Shares’) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), warrants (“Series A Warrants”) to purchase up to an aggregate of 388,393 shares of Common Stock (the “Series A Warrant Shares”), and warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 168,571 shares of Common Stock (the “Series B Warrant Shares” and, together with the Common Shares and Series A Warrant Shares, the “Shares”) for a purchase price of $2.80 per Common Share and 0.28 of one Series A Warrant and $2.79 per Series B Warrant, or an aggregate in $4.35 million in gross proceeds. The Series A Warrants are exercisable immediately for $3.25 per Series A Warrant Share for a period of five years from the date of issuance. The Series B Warrants are exercisable immediately for $0.01 per Series B Warrant Share for a period of six months from the date of issuance.

The Company does not intend to apply for listing of the Warrants on any national securities exchange or other nationally recognized trading system. The forms of Subscription Agreement, Series A Warrant and Series B Warrant are filed as Exhibits 10.1, 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Subscription Agreement and the Warrants are qualified in their entirety by reference to Exhibits 10.1, 4.1 and 4.2, respectively.

Cowen and Company, LLC acted as placement agent for this offering of the Shares and Warrants. The Company has agreed to pay the placement agent a commission of 7% of the gross proceeds of the offering, or an aggregate of $304,382. The Company also agreed to reimburse the placement agent for its out-of-pocket expenses up to $80,000. In connection with the offering, the Company and the placement agent entered into a placement agent agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the placement agent agreement is qualified in its entirety by reference to Exhibit 10.2.

The Shares and Warrants are being offered and sold under the Company’s shelf registration statement on Form S-3 (File Number 333-181443). The closing of the offering is expected to take place on November 7, 2014, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the offering are approximately $3.8 million after placement agent fees and other estimated offering expenses payable by the Company, and excluding any proceeds the Company may receive upon exercise of the Warrants.

Item 7.01. Regulation FD Disclosure.

On November 4, 2014, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 8.01 Other Events.

Long-time director, Charles R. Engles, Phd., has informed the Company that he is considering resigning from the Board of Directors, in light of his association with Stillwater Mining, a company that produces the platinum group precious metals used in catalytic converters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

4.1	Form of Series A Warrant.

4.2	Form of Series B Warrant.

10.1	Form of Subscription Agreement, dated November 4, 2014, between the Company and the investors in the offering.

10.2	Placement Agent Agreement, dated November 4, 2014, between the Company and Cowen and Company, LLC.

99.1	Press Release dated November 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

November 4, 2014	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

4.1	Form of Series A Warrant.

4.2	Form of Series B Warrant.

10.1	Form of Subscription Agreement, dated November 4, 2014, between the Company and the investors in the offering.

10.2	Placement Agent Agreement, dated November 4, 2014, between the Company and Cowen and Company, LLC.

99.1	Press Release dated November 4, 2014.